Exhibit 21

                            BOK FINANCIAL CORPORATION

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                              BANKING SUBSIDIARIES
                  Bank of Albuquerque, National Association (1)
                   Bank of Arkansas, National Association (1)
                   Bank of Oklahoma, National Association (1)
                     Bank of Texas, National Association (1)
             Colorado State Bank and Trust, National Association (1)

                 OTHER SUBSIDIARIES OF BOK FINANCIAL CORPORATION
                        BOK Capital Services Corporation
                          BOK Plaza Holding Corporation
                                   BOSC, Inc.
                              CNBT Bancshares, Inc.
                        CNBT Bancshares (Delaware), Inc.
                     First of Muskogee Insurance Corporation
                        Park Cities Bancshares, Inc. (2)
                           Park Cities Corporation (5)
                                BOKF Equity, LLC
                             BOKF Private Equity, LP

                     SUBSIDIARIES OF BANK OF OKLAHOMA, N.A.
                          Affiliated BancServices, Inc.
                      Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                      BancOklahoma Agri-Service Corporation
                        BancOklahoma Mortgage Corporation
                             BOK Delaware, Inc. (3)
                           BOK Equipment Finance, Inc.
                              BOK Funding Trust (3)
                          BOSC Agency, Inc. (Oklahoma)
                       BOSC Agency, Inc. (New Mexico) (4)
                          BOSC Agency, Inc. (Texas) (2)
                              CVV Management, Inc.
                CVV Partnership, an Oklahoma General Partnership
                        Cottonwood Valley Ventures, Inc.
                            Investment Concepts, Inc.
                           Pacesetter Leasing Company
                             Southwest Trust Company

                       SUBSIDIARIES OF BANK OF TEXAS, N.A.
              Bank of Texas Trust Company, National Association (1)
                        Tanglewood Financial Services (2)


All Subsidiaries listed above were incorporated in Oklahoma, except as noted.
(1) Chartered by the United States Government
(2) Incorporated in Texas
(3) Incorporated in Delaware
(4) Incorporated in New Mexico
(5) Incorporated in Nevada